Exhibit T3A

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  CONSECO, INC.


                                   ARTICLE ONE

                  The name of the corporation is Conseco, Inc.

                                   ARTICLE TWO

                  The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                  The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

                                  ARTICLE FIVE

                  The corporation is to have perpetual existence.

                                   ARTICLE SIX

                  In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE SEVEN

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE EIGHT

                  To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary

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duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE

                  The corporation expressly elects not to be governed by ss.203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE TEN

                  The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 ARTICLE ELEVEN

                  The name and mailing address of the sole incorporator are as follows:

                            NAME AND MAILING ADDRESS

                                  Conseco, Inc.
                          11825 North Pennsylvania St.
                                Carmel, IN 46032





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                  I, THE UNDERSIGNED, being the undersigned officer on behalf the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 25th day of March, 2003.



                                 Conseco, Inc.,
                                 an Indiana corporation


                                 By:/s/Eugene M. Bullis
                                    ---------------------------------------
                                    Name:    Eugene M. Bullis
                                    Title:   Executive Vice President